Exhibit 10(a)37

AMENDMENT NO. 4 TO THE
CASH BALANCE EQUALIZATION PLAN OF
ENTERGY CORPORATION AND SUBSIDIARIES
(Effective July 1, 2014)
THIS AMENDMENT, executed this 13th day of December, 2023, and effective January 1, 2024, is made by Entergy Corporation to the Cash Balance Equalization Plan of Entergy Corporation and Subsidiaries, effective July 1, 2014 and executed on June 30, 2014 (hereinafter referred to as the “Plan”).
All capitalized terms used in this Amendment No. 4 shall have the meanings assigned to them in the Plan unless otherwise herein defined.
Pursuant to Section 8.01 of the Plan, and in accordance with the Resolutions of the Board of Directors adopted at its December 2, 2022 meeting, changing the name of the Personnel Committee of the Board of Directors to the Talent and Compensation Committee of the Board of Directors, and as authorized by the Talent and Compensation Committee at its October 26, 2023 meeting, the Plan is hereby amended as follows:

1.Introduction.

A new paragraph shall be added to the end of the introduction on page 1 of the Plan to read as follows:

“Effective 12:01 a.m. Central time on January 1, 2024, the accrued benefits of certain participants in the Entergy Corporation Retirement Plan for Non-Bargaining Employees, including participants in Appendix J thereof, were spun-off to the Entergy Corporation Retirement Plan VI for Non-Bargaining Employees. Appendix J to the Entergy Corporation Retirement Plan VI for Non-Bargaining Employees governs the determination of benefits with respect to those certain Participants who were eligible to participate in Appendix J of the Entergy Corporation Retirement Plan for Non-Bargaining Employees immediately prior to the effective time of the spin-off and whose accrued benefits in the Entergy Corporation Retirement Plan for Non-Bargaining Employees were spun-off to the Entergy Corporation Retirement Plan VI for Non-Bargaining Employees.”

2.    Definitions.

    All references in the Plan to “Personnel Committee” shall mean and are replaced with “Talent and Compensation Committee,” and Section 1.17 of Article I of the Plan titled, “Definitions,” is hereby amended and restated in its entirety to read as follows:

“1.17    “Talent and Compensation Committee” means the Talent and Compensation Committee of the Board of Directors, as from time to time composed and which previously was called the Personnel Committee of the Board of Directors. References in the Plan to the “Personnel Committee” shall mean and are replaced with “Talent and Compensation Committee” and shall include any committee intended to be a successor thereto.”

3.Definitions.

Section 1.20 of the Plan shall be amended and restated in its entirety to read as follows:

“1.20    “Qualified Plan” shall mean for the period beginning July 1, 2014 through December 31, 2021, the Entergy Corporation Cash Balance Plan for Non-Bargaining Employees, as it may from time to time be amended and in which the Participant is a participant; for the period beginning January 1, 2022, “Qualified Plan” shall mean Appendix J of the Entergy Corporation Retirement Plan for Non-Bargaining Employees, as it may from time to time be amended and in which the Participant is a participant; and for the period beginning January 1, 2024, “Qualified Plan” shall also mean and include Appendix J of the Entergy Corporation Retirement Plan VI for Non-Bargaining Employees, as it may from time to time be amended and in which the Participant is a participant.”

Where not inconsistent herewith, all the terms and provisions of the Plan shall remain in full force and effect, and Entergy Corporation hereby ratifies and confirms the Cash Balance Equalization Plan of Entergy Corporation and Subsidiaries, effective July 1, 2014 and executed on June 30, 2014, as amended herein.

    IN WITNESS WHEREOF, the Talent and Compensation Committee has caused this Amendment No. 4 to the Cash Balance Equalization Plan of Entergy Corporation and Subsidiaries to be executed by its duly authorized representative on the date first set forth above.

ENTERGY CORPORATION
TALENT AND COMPENSATION COMMITTEE
through its duly authorized representative

____/s/ Kathryn Collins______________________
KATHRYN COLLINS
Senior Vice President, HR and
Chief Human Resources Officer
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